UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2017

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Signs Exclusive Agreement with Canadian Tactical Officers Association on Less Lethal Munitions and Device Purchases for Law Enforcement Training to Canadian, U.S. and Other NATO Agencies

SARNIA, Ontario, October 16, 2017 (GLOBE NEWSWIRE) -- Lamperd Less Lethal, Inc. (LLLI), an innovation leader and manufacturer of advanced security solutions, has signed a new agreement with the Canadian Tactical Officers Association (CTOA) for the exclusive use of Lamperd grenades, ammunition and other products in the training of law enforcement officers from Canada, the United States and other NATO countries. This agreement involves the direct purchase of Lamperd products to be used in CTOA training courses on an ongoing basis, beginning immediately. This agreement also has the additional benefit of helping to introduce Lamperd and its products to many new law enforcement, military, correctional agencies and other users of security products allowing us to address their specific situations and meet their supply needs.

Barry Lamperd, CEO of Lamperd Less Lethal, stated, "We were extremely pleased that representatives of the Canadian Tactical Officers Association could attend our company showcase event last week, along with many visitors from Canadian and international law enforcement associations. The showcase was very successful, overall.”

The CTOA is a non-profit, fraternal organization directed by the needs of Canadian tactical officers and law enforcement. Their goal is to develop a professional network, committed to promoting and coordinating the sharing of information and best practice guidelines amongst law enforcement, corrections, military and security providers, to meet the needs of these organizations and provide access for consultation, expert testimony and to facilitate effective practical training, based upon the most recent, realistic and relevant skills in crisis and risk management. See more information here: http://www.ctoa.ca.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

Safe Harbor for Forward-Looking Statements:

This press release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

www.lllico.com or www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: October 16, 2017	By:	/s/ Barry Lamperd
Barry Lamperd
President

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